UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2005

AMERICAN FINANCIAL REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-31678	02-0604479
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1725 The Fairway, Jenkintown, PA	19046
(Address of principal executive offices)	(Zip code)

(215) 887-2280

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

American Financial Realty Trust (the “Company”) follows Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, (“SFAS No. 144”), which requires the Company to report in discontinued operations the results of operations of a property that has either been disposed of or is classified as held for sale, unless certain conditions are met. SFAS No. 144 further requires the Company to reclassify results of operations from a property disposed or held for sale subsequent to December 31, 2004 as income from discontinued operations during prior reported periods.

During the three months ended March 31, 2005, the Company sold or held for sale four investment properties owned by the Company and not classified as assets held for sale as of December 31, 2004. The results of operations from such properties have been reclassified as income from discontinued operations for the years ended December 31, 2004 and 2003 and the periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002 in the consolidated financial statements attached to this Current Report on Form 8-K as Exhibit 99.2. This reclassification does not have an effect on the Company’s previously reported net income. In addition, the Company believes that this reclassification does not have a material effect on the Company’s selected financial data and management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2004 and 2003 and the periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002 as previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired: N/A
(b)	Pro forma financial information: N/A
(c)	Exhibits

Exhibit No.	Description
99.1	Report of Independent Registered Public Accounting Firm
99.2	Consolidated financial statements for the years ended December 31, 2004 and 2003 and the periods from September 10, 2002 to December 31, 2002 and January 1, 2002 to September 9, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Financial Realty Trust

May 26, 2005	By:	/s/ Edward J. Matey Jr.
Name: Edward J. Matey Jr.
Title: Executive Vice President and General Counsel